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SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HRPT PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HRPT PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2002

To the Shareholders of HRPT Properties Trust:

        Notice is hereby given that the Annual Meeting of Shareholders of HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 3:30 P.M. on Tuesday, May 7, 2002, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

  1.
  To elect two Trustees in Group I of the Company's Board of Trustees.

  2.
  To consider and act upon such other matters as may properly come before the meeting.

        The Board of Trustees has fixed the close of business on March 25, 2002, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                      By Order of the Board of Trustees,
                      JOHN C. POPEO,                       Secretary

April 3, 2002

        WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

HRPT PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 7, 2002

INTRODUCTION

        A Notice of the Annual Meeting of Shareholders (the "Meeting") of HRPT Properties Trust, a Maryland real estate investment trust (referred to as "we", "us" or the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by our Board of Trustees. We are paying the cost of this solicitation. In addition to solicitation by mail, our Trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 3, 2002, together with a copy of our Annual Report to Shareholders for the year ended December 31, 2001 (including our audited financial statements).

        Only shareholders of record as of the close of business on March 25, 2002 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. Our outstanding common shares on the Record Date entitled to vote consisted of 128,808,747 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

        All Common Shares represented by valid proxies which we receive prior to the Meeting will be counted for purposes of determining the presence of a quorum for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of our Board's nominees. To be elected, our Board's nominees must receive the affirmative vote of a majority of the Common Shares issued and outstanding. Abstentions are considered present for purposes of determining a quorum, and they will have the effect of a vote against the election of trustees. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of the nominees for Trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

Item 1.    Election of Trustees in Group I of the Board of Trustees.

        The number of our Trustees is currently fixed at five, and our Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected for three-year terms.

        Our business is conducted under the general direction of our Board of Trustees as provided by our Amended and Restated Declaration of Trust (the "Declaration of Trust"), our Amended and Restated Bylaws (the "Bylaws"), and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

        Three of our Trustees, Patrick F. Donelan, Reverend Justinian Manning, C.P. and Frederick N. Zeytoonjian are our "Independent Trustees" within the meaning of our Declaration of Trust; that is, Trustees who are not otherwise affiliated with us, REIT Management & Research LLC ("RMR"), which is our investment manager and property manager, or any other person or entity that holds in excess of 8.5% of our issued and outstanding Common Shares.

        The Independent Trustees comprise the Audit Committee of our Board of Trustees. The Audit Committee evaluates and makes recommendations to our Board as to the selection of our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal controls with management and auditors. The Audit Committee operates under a written charter adopted by our Board. We do not have a Compensation Committee or Nominating Committee.

        During 2001, our Board of Trustees held four meetings and the Audit Committee of our Board of Trustees held four meetings. During 2001, each Trustee attended 75% or more of the total number of meetings of our Board of Trustees and any Committee of which he was a member.

        Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus a fee of $500 for each meeting of our Board or any Board Committee attended. Only one $500 fee is paid if a Board meeting and Board Committee meeting are held on the same date. The Chair of the Audit Committee receives an additional $2,000 annually; this position rotates periodically among the Independent Trustees. Each Independent Trustee also automatically receives an annual grant of 500 Common Shares under our 1992 Incentive Share Award Plan (the "Plan"). We reimburse all Trustees for travel expenses incurred in connection with their duties as Trustees.

        The present Trustees in Group I are Barry M. Portnoy and Frederick N. Zeytoonjian. The term of the Group I Trustees elected at the Meeting will expire at our 2005 Annual Meeting of Shareholders. To be elected, the nominees for Trustee must receive the vote of a majority of our Common Shares then issued and outstanding. Our Board of Trustees has proposed Mr. Portnoy and Mr. Zeytoonjian for re-election as the Group I Trustees. The persons named in the enclosed proxy intend to vote the proxy for the election of Mr. Portnoy and Mr. Zeytoonjian, except to the extent that a shareholder indicates on the proxy card that the vote should be withheld. Messrs. Portnoy and Martin, who have voting control over 2,250,296 Common Shares (approximately 1.7% of Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of Mr. Portnoy and Mr. Zeytoonjian as Group I Trustees.

        The Board of Trustees recommends a vote FOR the election of Barry M. Portnoy and Frederick N. Zeytoonjian as Group I Trustees.

NOMINEES FOR TERM EXPIRING IN 2005

        The following are the recent principal occupations and ages as of the Record Date of Mr. Portnoy and Mr. Zeytoonjian:

BARRY M. PORTNOY, Age: 56

        Mr. Portnoy is one of our Managing Trustees and has been since we began business in 1986. He is also a Managing Trustee of Hospitality Properties Trust ("HPT"), a New York Stock Exchange ("NYSE") listed real estate investment trust ("REIT") which owns hotels, and Senior Housing Properties Trust ("SNH"), a NYSE listed REIT which owns nursing homes and senior housing properties. He is also a Managing Director of Five Star Quality Care, Inc. ("Five Star"), an American Stock Exchange listed company which operates senior housing properties including some owned by SNH. He has served in these capacities for HPT and SNH since each began business in 1995 and 1999, respectively, and for Five Star since it was spun off from SNH on December 31, 2001. He is also a

Director and 50% beneficial owner of RMR, our investment manager and property manager, and is a Director and 50% owner of Garage Management, Inc. ("GMI"), a company that provides parking services at one of our properties. From 1978 through March 1997, Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, our counsel, and was Chairman of that firm from 1994 through March 1997.

FREDERICK N. ZEYTOONJIAN, Age: 66

        Mr. Zeytoonjian has been one of our Trustees since December 1999. Mr. Zeytoonjian's principal occupation is, and for the last five years has been, as the founder, Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States.

        In addition to Mr. Portnoy and Mr. Zeytoonjian, the following persons currently serve on our Board of Trustees or as executive officers of our Company. The following information is as of the Record Date:

CONTINUING TRUSTEES

REVEREND JUSTINIAN MANNING, C.P., Age: 75

        Reverend Manning has been one of our Trustees since we began business in 1986. Reverend Manning has been, since September 1990, the pastor of St. Gabriel's parish in Brighton, Massachusetts. He is also on the Board of Directors of Charlesview, a low and moderate income housing program. He is past Treasurer and a former Director of St. Paul's Benevolent, Educational and Missionary Institute, a New Jersey corporation, which oversees foundations in Massachusetts, Connecticut, New York, Pennsylvania, Maryland and Florida and the Institute's Overseas Missions. He was formerly on the Board of Directors of St. Paul's Monastery Manor, a congregate housing facility in Pittsburgh, Pennsylvania. He belonged to the Provincial Council of the Passionist Provincialate and is the former Director of Consolidation for the Community. Reverend Manning is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

GERARD M. MARTIN, Age: 67

        Mr. Martin is one of our Managing Trustees and has been since we began business in 1986. Mr. Martin is also a Managing Trustee of HPT and SNH and has been since each began business in 1995 and 1999, respectively. He is also a Managing Director of Five Star and has been since it was spun off from SNH on December 31, 2001. He is also a Director and 50% beneficial owner of RMR and GMI. Mr. Martin is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

PATRICK F. DONELAN, Age: 59

        Mr. Donelan has been one of our Trustees since 1998. Mr. Donelan is Chairman and Chief Executive Officer of eSecLending (Europe) Ltd, a London based privately owned company in the business of managing securities lending programs for institutional owners of large amounts of publicly owned securities. From 1999 to 2001, Mr. Donelan was a Director of Dresdner Kleinwort Benson and became a Managing Director of Dresdner Kleinwort Wasserstein in 2001. From 1996 through 1998, he was an Executive Vice President of Dresdner Kleinwort Benson North America LLC, a New York-based banking institution which was a subsidiary of Dresdner Bank AG of Germany. Prior to

1996, Mr. Donelan was Chairman of Kleinwort Benson North America, Inc., a subsidiary of Kleinwort Benson Ltd. of England, which was acquired by Dresdner Bank AG in 1995. Mr. Donelan is a Group III Trustee and will serve until our 2004 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

JOHN A. MANNIX, Age: 46

        Mr. Mannix has been our President and Chief Operating Officer since October 1999. From May 1998 until October 1999 he was our Executive Vice President. Mr. Mannix has served in various capacities with RMR and its affiliates since 1989. Prior to 1989, Mr. Mannix was employed by Grubb & Ellis, a national real estate brokerage and service firm. Mr. Mannix is a member of the Urban Land Institute and the Greater Boston Real Estate Board's Real Estate Finance Association.

JOHN C. POPEO, Age: 41

        John C. Popeo became our Treasurer, Chief Financial Officer and Secretary in October 1999. He has served as the Treasurer of RMR since November 1997. From 1996 to 1997, Mr. Popeo was a Vice President and the Controller of The Beacon Companies. Prior to 1996, Mr. Popeo was a Vice President and Controller of First Winthrop Corp. Mr. Popeo is a Certified Public Accountant.

DAVID M. LEPORE, Age: 41

        David M. Lepore has been one of our Senior Vice Presidents since May 1998 and is primarily responsible for building operations and acquisition diligence. Mr. Lepore has been employed in various capacities by RMR and its affiliates since 1992. Prior to 1992, he was employed by The Beacon Companies. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a Certified Real Property Administrator.

JENNIFER B. CLARK, Age: 40

        Jennifer B. Clark became one of our Senior Vice Presidents in December 1999. She joined RMR in July of that year. Ms. Clark is primarily responsible for leasing our office properties and tenant relations. Ms. Clark is an attorney and, from October 1994 through July 1999, was a partner of Sullivan & Worcester LLP, our counsel.

        There are no family relationships among any of our Trustees or executive officers. Executive officers serve at the discretion of our Board of Trustees.

OTHER INFORMATION

Compensation of Executive Officers

        We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2001 are described in "Certain Relationships and Related Party Transactions."

        Except with respect to share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR, which conducts our day-to-day operations, compensated Messrs. Martin, Portnoy, Mannix, Popeo and Lepore and Ms. Clark in connection with their services to RMR and to us. The following table provides summary long-term compensation information for restricted share awards made for the past three years to our executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Restricted Share Awards(1)
John A. Mannix President and Chief Operating Officer	2001 2000 1999	$ $ $	28,500 19,875 18,672
John C. Popeo Treasurer, Chief Financial Officer and Secretary	2001 2000 1999	$ $ $	19,000 13,250 18,672
David M. Lepore Senior Vice President	2001 2000 1999	$ $ $	9,500 6,625 18,672
Jennifer B. Clark Senior Vice President	2001 2000	$ $	9,500 6,625

(1)
All share awards provide that one-third of each award vests immediately upon grant and one third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted a share award ceases to perform duties for us or ceases to be an officer or employee of RMR during the vesting period, the Common Shares which have not yet vested may be repurchased by us for nominal consideration. Vested and unvested Common Shares are entitled to distributions. The dollar amounts shown in the table represent the number of restricted Common Shares awarded during the year shown, including shares which have vested or continue to be subject to vesting, multiplied by the closing prices for the Common Shares on the New York Stock Exchange on the dates of grant.

  At the end of the year, Messrs. Mannix, Popeo and Lepore and Ms. Clark, respectively, owned an aggregate of 9,500, 6,500, 5,500 and 2,000 restricted Common Shares which were granted under the Plan since 1997 and include both vested and unvested Common Shares. Based on a closing price of $8.66 per share for the Common Shares on the New York Stock Exchange at December 31, 2001, these had a value of $82,270, $56,290, $47,630 and $17,320, respectively.

Compensation Committee Interlocks and Insider Participation

        We do not have a standing Compensation Committee; rather a committee comprised of our Independent Trustees (Reverend Manning and Messrs. Donelan and Zeytoonjian) makes recommendations for grants of Common Shares under the Plan and these recommendations are acted upon by our full Board of Trustees. Relationships between the Company and certain Trustees are described under "Certain Relationships and Related Party Transactions."

Performance Graph—Comparison of Cumulative Total Return

        The graph below shows our cumulative total shareholder returns on Common Shares (assuming a $100 investment on December 31, 1996) for the past five years as compared with (a) the National Association of Real Estate Investment Trusts' ("NAREIT") index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market System, and (b) the Standard & Poor's 500 Index. The graph assumes reinvestment of all cash distributions on the distribution record date. In addition, the SNH shares distributed to our shareholders are assumed sold on October 8, 1999, and immediately reinvested in our Common Shares. SNH was our wholly owned subsidiary before we distributed a majority of SNH's common shares to our shareholders of record on October 8, 1999. Also, the Five Star shares we distributed to our shareholders of record on December 17, 2001 are assumed sold on December 17, 2001, and immediately reinvested in our Common Shares. We received shares of Five Star through our ownership of 12.8 million common shares of SNH. Five Star was a wholly owned subsidiary of SNH prior to being spun off by SNH on December 31, 2001.

Executive Compensation Report

        We developed and implemented our Plan in recognition of the following circumstances. First, our Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory contract between us and RMR. In granting share awards, our Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to our executive officers and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The Trustees imposed, and may impose, vesting and other conditions on the granted Common Shares which may encourage recipients of share awards to remain with us and RMR.

        In 2001, Mr. Mannix, our President and Chief Operating Officer, received a grant of 3,000 Common Shares under the Plan, 1,000 of which vested immediately upon grant and 1,000 of which will vest on each of the first and second anniversaries after the date of the grant. In 2001, Mr. Popeo, our Treasurer, Chief Financial Officer and Secretary, received a grant of 2,000 Common Shares under the Plan, 666 of which vested immediately upon grant and 667 of which will vest on each of the first and second anniversaries after the date of the grant. In 2001, Mr. Lepore and Ms. Clark, our Senior Vice Presidents, each received a grant of 1,000 Common Shares under the Plan, 334 of which vested immediately upon grant and 333 of which will vest on each of the first and second anniversaries after the date of grant. The determination of the number of Common Shares granted to these individuals was based on the number of Common Shares previously granted our officers, the fair market value of the Common Shares granted, and the Trustees' opinion as to the value of the services to us performed by these officers.

                      BOARD OF TRUSTEES

                      Patrick F. Donelan
                      Reverend Justinian Manning, C.P.
                      Gerard M. Martin
                      Barry M. Portnoy
                      Frederick N. Zeytoonjian

Audit Committee Report

        Our Audit Committee is comprised of three Trustees. None of these Trustees are officers of the Company. We believe all members of our Audit Committee are independent, as defined by applicable New York Stock Exchange standards. One Audit Committee member, Mr. Donelan, was an executive officer of a company with which we had a business relationship. Our Board of Trustees has determined that this relationship does not interfere with his exercise of independent judgment as a Trustee and as a member of the Audit Committee. The Board of Trustees has adopted a written charter for the Audit Committee.

        In the course of its oversight of our financial reporting process, the Audit Committee has (i) reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2001, (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with the auditors their independence, and (v) considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE
                      Frederick N. Zeytoonjian, Chairman
                      Patrick F. Donelan
                      Reverend Justinian Manning, C.P.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of the Common Shares by each of our Trustees and executive officers, individually and as a group, as of the Record Date. There are no persons known to us to be the beneficial owner of more than 5% of our outstanding Common Shares. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership
Name and Address (1)	Number of Shares	Percent
Jennifer B. Clark(2)	2,165	*
Patrick F. Donelan(3)	2,000	*
David M. Lepore(2)	5,500	*
Rev. Justinian Manning, C.P.(3)	5,000	*
John A. Mannix(2)	11,808	*
Gerard M. Martin(4)	1,625,148	1.3%
John C. Popeo(2)	6,500	*
Barry M. Portnoy(4)	1,625,148	1.3%
Frederick N. Zeytoonjian(3)	1,500	*
All Trustees and Executive Officers as a group (nine persons)(4)	2,284,769	1.8%

*
Less than 1% of the Company's outstanding Common Shares.

(1)
The address of each of our Trustees and executive officers is c/o HRPT Properties Trust, 400 Centre Street, Newton, MA 02458.

(2)
Includes the following shares granted under our Plan which have not vested: Ms. Clark, 1,001 shares; Mr. Lepore, 1,001 shares; Mr. Mannix, 3,000 shares; and Mr. Popeo, 1,999 shares.

(3)
Each of our Independent Trustees receives an annual grant of 500 Common Shares as part of his annual compensation.

(4)
Mr. Portnoy is the sole shareholder of a corporation which owns 625,148 Common Shares. Mr. Martin is the sole shareholder of a separate corporation which owns 625,148 Common Shares. SNH, of which Messrs. Portnoy and Martin are Managing Trustees, owns 1,000,000 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of the Common Shares owned by SNH; however, Messrs. Portnoy and Martin disclaim beneficial ownership of SNH's 1,000,000 Common Shares.

Certain Relationships and Related Party Transactions

        We have entered into an agreement with RMR under which RMR provides investment and administrative services to us (the "Advisory Agreement"). RMR is beneficially owned by our Managing Trustees, Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.70% of our Average Invested Capital, as defined in the Advisory Agreement, up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee, equal to 15% of the increase in funds from operations from the prior year on a fully diluted basis, but no more than $.01 per fully diluted Common Share outstanding. All incentive fees earned by RMR are paid in Common Shares. The base advisory fee paid to RMR for fiscal year 2001 was $13.28 million. No incentive fee was paid for the year 2001.

        We are also a party to property management agreements with RMR (collectively, the "Property Management Agreement") under which RMR provides property management services for our office buildings. Fees paid to RMR under the Property Management Agreement are based on a formula, generally 3% of gross collected rents as a property management fee and 5% of gross construction costs as a construction management fee. RMR does not receive any acquisition, disposition, financing or leasing fees or commissions from us. We are also party to a parking management agreement (the "Parking Management Agreement") with GMI, pursuant to which GMI provides parking management services for a garage associated with one of our properties. GMI is owned by Messrs. Martin and Portnoy. Under the Parking Management Agreement, GMI earns a fee of 3% of gross parking receipts. Total management fees paid to RMR and GMI for 2001 were $11.55 million and $16,200, respectively. During 2001, RMR paid to us rents of $310,000 for office space.

        Messrs. Martin and Portnoy are principal shareholders of a group of companies in the nursing home business (collectively, the "Advisors Group Companies"). During 1999, we leased 15 nursing homes to the Advisors Group Companies, and during that year we and certain of the Advisors Group Companies sold 12 of the nursing homes to an unaffiliated party for approximately $74.6 million. We retained all of these proceeds pending satisfaction of certain post closing conditions and an allocation of the net proceeds among the assets sold. Based on an accounting of the assets and proceeds undertaken by our Independent Trustees with the assistance of counsel and of our auditors, it was determined that $8.8 million of the sales proceeds is allocable to the Advisors Group Companies, and this amount, plus accrued interest, was paid in 2001. The three remaining senior housing properties leased to one of the Advisors Group Companies were transferred to SNH as a part of the Spin-Off described below.

        Messrs. Martin and Portnoy each have material interests in the transactions between us and each of the Advisors Group Companies, RMR and GMI. All business transactions between us, on the one hand, and RMR, GMI, and the Advisors Group Companies, on the other hand, have been approved by our Independent Trustees.

        Through June 2001, Mr. Donelan had been a Director of Dresdner Kleinwort Benson and became a Managing Director of Dresdner Kleinwort Wasserstein in 2001. From 1996 through 1998, he was an Executive Vice President of Dresdner Kleinwort Benson North America LLC, a New York-based banking institution which was a subsidiary of Dresdner Bank AG of Germany. Through April 2001, Dresdner Kleinwort Benson North America LLC was the agent and a lender under our previous $500 million revolving bank credit facility. We used the facility for interim acquisition funding and for working capital borrowings. The facility provided for interest on advances at LIBOR plus a spread, as well as for certain alternate interest rates, and the lenders and agents under the facility were entitled to receive certain fees. During 2001, these banking arrangements were terminated. Our Board of Trustees has determined, as contemplated by New York Stock Exchange Rule 303.01, that our relationship with Dresdner Kleinwort Benson North America LLC did not interfere with Mr. Donelan's exercise of independent judgment as a Trustee or as a member of our Board's Audit Committee.

        Until March 31, 1997, Mr. Portnoy was a partner in the firm of Sullivan & Worcester LLP, our counsel and counsel to HPT, SNH, RMR, GMI, Five Star, the Advisors Group Companies and affiliates of each of the foregoing, and during 2001 he received payments from that firm in respect of his retirement.

        On October 12, 1999, we distributed 13.2 million shares of our subsidiary, SNH, to our shareholders of record on October 8, 1999 (the "Spin-Off"). In order to evidence the actions necessary to effect the Spin-Off and to govern relations after the Spin-Off, we entered into a Transaction Agreement with SNH. Pursuant to the terms of the Transaction Agreement, the parties have agreed that so long as (i) we remain a more than 10% shareholder of SNH; (ii) we and SNH engage the same investment manager; or (iii) we and SNH have one or more common managing trustees; then we will not invest in properties involving senior housing without the prior consent of SNH's independent trustees, and SNH will not invest in office buildings, including medical office buildings or clinical laboratory buildings, without the prior approval of our Independent Trustees. Should an investment involve both senior housing and office components, the character of the investment will be determined by building area, excluding common areas, unless our Board and SNH's Board otherwise agree at the time. These provisions do not apply to any investments held by us at the time of the Spin-Off.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our Trustees, executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished or written representations that no such reports were required, we believe that, during 2001, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

AUDITORS

        We are not required to submit the selection of our auditors to a shareholder vote. Since our organization in 1986, our independent auditors have been Ernst & Young LLP, or its predecessors. Our Audit Committee recommended and our Board of Trustees has appointed Ernst & Young LLP to continue as our independent auditors. A representative of Ernst & Young LLP is expected to be present at the Meeting, with the opportunity to make a statement if he desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the Meeting.

        The fees for services provided by Ernst & Young LLP to us in 2001 were as follows:

Audit Fees	$227,500
All Other Fees (1)	$76,665

(1)
Includes fees associated with securities offerings and subsidiary audits.

SHAREHOLDER PROPOSALS

        To be eligible for inclusion in the proxy statement to be furnished to shareholders in connection with our 2003 Annual Meeting of Shareholders, proposals by shareholders must be received by us at our principal executive offices not later than December 4, 2002, and must otherwise satisfy the conditions established by the Securities and Exchange Commission and our Bylaws for shareholder proposals to be included in our proxy statement for that meeting. In accordance with our Bylaws, proposals of shareholders intended for presentation at our 2003 Annual Meeting of Shareholders (but not intended to be included in the proxy statement for that meeting) must be received by us no later than January 3, 2003, and no earlier than December 4, 2002, and must be made in accordance with the provisions, requirements and procedures set forth in our Bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of the Company's Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to Investor Services, HRPT Properties Trust, 400 Centre Street, Newton, Massachusetts 02458, telephone (617) 332-3990. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                      By Order of the Board of Trustees
                      JOHN C. POPEO,                       Secretary

Newton, Massachusetts
April 3, 2002

DETACH HERE

HRPT PROPERTIES TRUST

400 Centre Street, Newton, Massachusetts 02458

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of HRPT Properties Trust, is a Maryland real estate investment trust (the "Company") hereby appoints JOHN A. MANNIX, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts on Tuesday, May 7, 2002 at 3:30 p.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the nominees for trustee and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

HRPT PROPERTIES TRUST
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

/x/ Please mark votes as in this example.

HRPT PROPERTIES TRUST

1. Election of Trustees in Group 1:
(01) Barry M. Portnoy and (02) Frederick N. Zeytoonjian

FOR ALL NOMINEES / /        / / WITHHOLD FROM ALL NOMINEES

/ /	For all nominees except as noted above

2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

Please be sure to sign and date this Proxy.

Signature:    Date:    Signature:    Date:

QuickLinks

HRPT PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2002
HRPT PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held on Tuesday, May 7, 2002
INTRODUCTION
NOMINEES FOR TERM EXPIRING IN 2005
CONTINUING TRUSTEES
EXECUTIVE OFFICERS
OTHER INFORMATION
SUMMARY COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
SHAREHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
HRPT PROPERTIES TRUST 400 Centre Street, Newton, Massachusetts 02458 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES